UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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HIGHLANDS REIT, INC.
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HIGHLANDS REIT, INC.
332 S Michigan Avenue, Ninth Floor
Chicago, Illinois 60604
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 19, 2017
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Highlands REIT, Inc. (“Highlands”), a Maryland corporation, will be held at the Denver Marriott City Center, 1701 California Street, Denver, CO 80202 on Friday, May 19, 2017, at 9:00 a.m., local time, for the following purposes:

1.	To elect three directors that will hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualify;

2.	To ratify the appointment of KPMG LLP as Highlands’ independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on March 30, 2017, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. If you wish to attend the Annual Meeting, please register by May 12, 2017 by contacting Highlands at Inquiries@HighlandsREIT.com.
In seeking to reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials free of charge over the Internet.
By Order of the Board of Directors
 /s/ Robert J. Lange
Robert J. Lange
Executive Vice President, General Counsel and Secretary
Chicago, Illinois
April 7, 2017
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
The proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2016 are available free of charge at www.proxy-direct.com/hig-28672.
The Board of Directors urges you to authorize proxies to vote your shares by telephone or via the Internet prior to the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form.

TABLE OF CONTENTS

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING	2
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	2
ARTICLE II: CORPORATE GOVERNANCE	7
PROPOSAL 1 — ELECTION OF DIRECTORS	7
OUR BOARD OF DIRECTORS	8
Directors Standing for Re-Election	8
Family Relationships	9
Board Leadership	9
Role of our Board of Directors in Risk Oversight	9
Board Committees	9
Code of Ethics and Business Conduct	11
Compensation Committee Interlocks and Insider Participation	11
Compensation of Directors	11
ARTICLE III: EXECUTIVE COMPENSATION	13
ARTICLE IV: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES	19
ARTICLE V: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	20
ARTICLE VI: STOCK	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21
ARTICLE VII: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	22
ARTICLE VIII: MISCELLANEOUS	25
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	25
HOUSEHOLDING	25
ATTENDING THE MEETING	25
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING	25

HIGHLANDS REIT, INC.
332 S Michigan Avenue, Ninth Floor
Chicago, Illinois 60604

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Friday, May 19, 2017

The board of directors of Highlands REIT, Inc. (referred to herein as “Highlands,” “we,” “us” or the “Company”) solicits your proxy to vote at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 19, 2017, beginning at 9:00 a.m., local time, at the Denver Marriott City Center, 1701 California Street, Denver, CO 80202, and at any adjournments or postponements thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), we are primarily furnishing proxy materials to our stockholders via the Internet, rather than mailing paper copies of the materials. Internet distribution of the proxy materials is designed to expedite receipt by stockholders and lower costs.
This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2016, are available free of charge at www.proxy-direct.com/hig-28672.
Beginning on or about April 7, 2017, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders as of the close of business on March 30, 2017, which contained instructions on how to access and review proxy materials, including our proxy statement and our Annual Report for the fiscal year ended December 31, 2016, and how to submit proxies or voting instructions via the Internet.

ARTICLE I: PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

A.
The board of directors of Highlands is delivering or providing access to proxy materials to its stockholders in connection with its solicitation of proxies to vote at the Annual Meeting and at any adjournment or postponement thereof.
The SEC has adopted rules permitting the electronic delivery of proxy materials. In accordance with those rules, we have elected to provide access to our proxy materials, which include the Notice of Annual Meeting of Stockholders, this proxy statement and our Annual Report for the fiscal year ended December 31, 2016, at www.proxy-direct.com/hig-28672. We sent the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the close of business on March 30, 2017, directing them to a website where they can access the proxy materials and view instructions on how to authorize proxies to vote their shares over the Internet or by telephone. If you received a Notice but would like to request paper copies of our proxy materials going forward, you may still do so by following the instructions described in the Notice.
Choosing to receive your proxy materials over the Internet will help reduce the costs associated with the printing and mailing of the proxy materials to you. Unless you affirmatively elect to receive paper copies of our proxy materials in the future by following the instructions included in the Notice, you will continue to receive a Notice directing you to a website for electronic access to our proxy materials.

2.	Q:	What is the impact of the spin-off of Highlands from InvenTrust on how I vote my shares?

A:
On April 28, 2016, Highlands was spun-off from InvenTrust Properties Corp. (“InvenTrust”), our former parent, through a taxable pro-rata distribution by InvenTrust of all of our outstanding common stock to holders of record of InvenTrust’s common stock as of the close of business on April 25, 2016 (the “Distribution”). Each holder of record of InvenTrust’s common stock received one share of our common stock for every one share of InvenTrust’s common stock held at the close of business on the record date. Our separation from InvenTrust and the Distribution are sometimes collectively referred to herein as the “Spin-Off”.
Following the Distribution, the Company became a stand-alone, public company. As a result, InvenTrust stockholders who received the Distribution now hold shares in both InvenTrust and Highlands. Consequently, stockholders must now vote their shares of Highlands common stock at Highlands' Annual Meeting. If they wish to vote their shares of InvenTrust common stock, they must do so separately pursuant to information provided by InvenTrust.

3.	Q:	When and where is the Annual Meeting?

	A:	The Annual Meeting will be held at the Denver Marriott City Center, 1701 California Street, Denver, CO 80202 on Friday, May 19, 2017, at 9:00 a.m., local time.

4.	Q:	What is the purpose of the Annual Meeting?

A:
At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of directors, the ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

5.	Q:	How can I attend the Annual Meeting?

A:
Only stockholders of record as of the close of business on March 30, 2017, the record date, or their duly authorized proxies, that register in advance will be entitled to attend the Annual Meeting. To register in advance, please contact Highlands at Inquiries@HighlandsREIT.com by May 12, 2017. To gain admittance, you must present valid photo identification (such as a valid driver’s license or passport).
If you are a beneficial owner of shares of Highlands common stock and your shares are held in a brokerage account or by another nominee as further described in Question 7 below, you will be admitted to the Annual Meeting only if you register in advance and present proof of your ownership of our common stock as of the close of business on March 30, 2017, such as a bank or brokerage account statement. In order to vote at the Annual Meeting, however, you will need to obtain a legal proxy from your broker or other nominee, as further described in Question 7 below. To register in advance, please contact Highlands at Inquiries@HighlandsREIT.com by May 12, 2017.
If you are a representative of a corporate or institutional stockholder, you must register in advance and present valid photo identification, along with proof that you are a representative of such stockholder.

No cameras, recording devices, other electronic devices or large packages will be permitted at the Annual Meeting.

6.	Q:	What should I do if I receive more than one Notice or set of proxy materials?

A:
You may receive more than one Notice or set of proxy materials. For example, if you hold your shares in more than one brokerage account, or if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice or set of proxy materials. Please be sure to submit your proxy or voting instructions for each account in which you hold shares.

7.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

A:
Many Highlands stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, DST Systems, Inc., you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record, you have the right to grant your proxy directly to Highlands or to vote in person at the Annual Meeting.
Beneficial Owners: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice (or in some cases as described above, a full set of proxy materials) is being forwarded to you automatically, along with instructions from your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or other nominee has provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors is considered a “non-discretionary” item, while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 11 below for more information about broker non-votes.

8.	Q:	Who can vote and how do I vote?

A:
Only stockholders of record as of the close of business on March 30, 2017, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please authorize a proxy to vote your shares as soon as possible, even if you plan to attend the Annual Meeting in person.
You may submit your proxy or voting instructions via the Internet or by telephone, which will ensure your shares are represented at the Annual Meeting. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by completing and mailing the enclosed proxy card/voting instruction form. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

Beneficial owners may submit voting instructions by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will provide instructions for doing so. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must register for the meeting and present a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. You must also present a brokerage statement or letter from your broker, bank or other nominee that holds your shares demonstrating that you owned shares of Highlands common stock as of the close of business on March 30, 2017.
For further instructions on voting, see the Notice. If you authorize a proxy to vote your shares by telephone, via the Internet or by returning your proxy card/voting instructions, the shares represented by the proxy will be voted in accordance with your instructions. If you attend the Annual Meeting, you may also submit your vote in person, and any previous proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting.

9.	Q:	What are my voting choices, and how many votes are required for approval or election?

A:
In the vote on the election of director nominees identified in this proxy statement to serve until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualify, stockholders may (1) vote in favor of all nominees or specific nominees or (2) withhold authority to vote for all nominees or specific nominees. A plurality of all the votes cast at the Annual Meeting shall be sufficient to elect the directors. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. The board of directors unanimously recommends a vote FOR each of the nominees.
In the vote on the ratification of the appointment of KPMG as Highlands’ independent registered public accounting firm for fiscal year 2017, stockholders may (1) vote in favor of the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of KPMG as our independent registered public accounting firm for 2017 will require the affirmative vote of a majority of the votes cast at the Annual Meeting; however, stockholder ratification is not required to authorize the appointment of KPMG as our independent registered public accounting firm. The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2017.

10.	Q:	What is the effect of an “abstain” vote on the proposals to be voted on at the Annual Meeting?

A:
An “abstain” or “withheld” vote with respect to any proposal is considered present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Therefore, an abstention or “withhold” will not have any effect on the election of directors or the ratification of the appointment of KPMG as our independent registered public accounting firm for 2017, but will be considered present for the purpose of determining the presence of a quorum.

11.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A:
A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the record holder is not permitted to vote on the matter without instructions from you. The election of directors is considered a “non-discretionary” item, so if you do not give your broker instructions, the shares will be treated as broker non-votes. The ratification of appointment of our independent registered public accounting firm is a “discretionary” item. As a result, the shares will not be treated as broker non-votes and brokers who do not receive instructions as to how to vote on this matter generally may vote on this matter in their discretion.
A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” with respect to such matter. Because the election of directors requires a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present, broker non-votes will not have any effect on the election of directors.

12.	Q:	Who counts the votes?

	A:	A representative of Georgeson LLC will act as the inspector of elections and will count the votes.

13.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

A:
Yes, you may revoke your proxy if you are a record holder by filing written notice of revocation by May 18, 2017 with Highlands’ secretary at our principal executive offices at 332 S Michigan Avenue, Ninth Floor, Chicago, Illinois 60604 or by voting in person at the Annual Meeting.

If your shares are held in street name through a broker, bank, or other nominee, you need to contact such broker, bank, or other nominee regarding how to revoke your proxy.

14.	Q:	What if I submit a proxy but do not specify a choice for a matter?

A:
Unless you indicate otherwise, the persons named as proxies will vote your shares FOR all of the nominees for director named in this proxy statement and FOR the ratification of KPMG as our independent registered public accounting firm for fiscal year 2017.

15.	Q:	What constitutes a quorum?

A:
Presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter shall constitute a quorum, which is required for the Annual Meeting to be duly held and business to be conducted.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.
If a quorum is not present in person or by proxy at the Annual Meeting as initially convened, the meeting may not be held or the chairman of the meeting may adjourn the meeting from time to time to a date not later than July 28, 2017 without notice other than announcement at the Annual Meeting. If a quorum is not established at the Annual Meeting (or any adjournment thereof), the current directors of the Company will continue as members of the board of directors until their respective successors are duly elected and qualify.

16.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.

17.	Q:	Who will pay the costs of soliciting these proxies?

A:
We will bear the entire cost of solicitation of proxies, including preparation of, and any assembly, printing and mailing of, the Notice, this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.
We have hired Georgeson LLC to assist in the solicitation of proxies at a base fee of $7,500, plus additional amounts, which will vary depending upon the extent of services actually performed, plus reimbursement for reasonable out-of-pocket expenses.

18.	Q:	What happens if additional matters are presented at the Annual Meeting?

A:
Other than the two proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Richard Vance and Robert Lange, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

19.	Q:	How many shares of common stock are outstanding? How many votes do I have?

A:
As of March 30, 2017, the record date for the Annual Meeting, there were 868,137,867 shares of our common stock outstanding. Each share of common stock is entitled to one vote. Each stockholder will be entitled to one vote for each share of common stock held as of the record date.

20.	Q:
What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2018 annual meeting of stockholders and identified in our form of proxy relating to the 2018 annual meeting?

A:
December 8, 2017 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals by stockholders must comply with all requirements of the applicable rules of the SEC, including Rule 14a-8, and be mailed to our secretary at our principal executive offices at 332 S Michigan Avenue, Ninth Floor, Chicago, Illinois 60604. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2018 annual meeting of stockholders?

A:
Stockholders who wish to nominate persons for election to our board of directors or propose other matters to be considered at our 2018 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than November 8, 2017 and no later than 5:00 p.m., Central Time, on December 8, 2017. Stockholders are advised to review our bylaws, which were incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our secretary at our principal executive offices at 332 S Michigan Avenue, Ninth Floor, Chicago, Illinois 60604. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

22.	Q:	How do I submit a potential director nominee for consideration by the board of directors for nomination?

A:
No potential director names were received from our stockholders for nomination at the annual meeting.You may submit names of potential director nominees for consideration by the board of directors for nomination by our board of directors at the 2018 annual meeting of stockholders. Your submission should be mailed to our secretary at our principal executive offices at 332 S Michigan Avenue, Ninth Floor, Chicago, Illinois 60604. The deadline has passed to submit a potential director nominee to be considered for nomination by our board of directors at the 2017 Annual Meeting. The deadline to submit a potential director nominee for consideration by our board of directors for nomination at the 2018 annual meeting of stockholders is December 1, 2017.

ARTICLE II: CORPORATE GOVERNANCE

PROPOSAL 1 — ELECTION OF DIRECTORS
Highlands’ charter provides that the board of directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”). Highlands’ bylaws further provide that the number of directors may not be more than fifteen. At present, the number of members of the board of directors is fixed at three.
Our board of directors currently consists of three directors, each of whom was previously elected to serve until the Company's next annual meeting and until his successor is duly elected and qualifies. Our board of directors has unanimously nominated Paul Melkus, R. David Turner and Richard Vance, to stand for re‑election to the board of directors. Each of the foregoing has been nominated to hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualify. Unless otherwise instructed by the stockholder, the proxy holders will vote the shares represented by such proxy FOR the election of the nominees named in this proxy statement.
Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the board of directors may designate a substitute nominee or substitute nominees (in which event proxy holders will vote for the election of such substitute nominee or nominees). Alternatively, the board of directors may reduce the size of the board of directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the board of directors.
The board of directors unanimously recommends that the stockholders vote “FOR” each of Paul Melkus, R. David Turner and Richard Vance as directors to serve and hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualify.

OUR BOARD OF DIRECTORS
Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the board of directors to conclude that the director is qualified and should serve as a director of Highlands.
Directors Standing for Re-Election
Richard Vance, age 53, has served as a director and our President and Chief Executive Officer since our formation in December 2015. Prior to our Spin-Off, Mr. Vance served as Senior Vice President - Portfolio Management & Corporate Strategy for InvenTrust, where he was responsible for managing InvenTrust’s “non-core” portfolio with regard to asset management, property operations and leasing. Beginning in 2013 and until InvenTrust’s self-management in 2014, Mr. Vance served as Vice President for InvenTrust’s former business manager, and, following InvenTrust’s self-management, Mr. Vance continued to serve as Vice President for InvenTrust until 2015. In this role, Mr. Vance had various responsibilities, including spearheading InvenTrust’s self-management and various asset management responsibilities. Beginning in 2010, Mr. Vance began working with InvenTrust’s former business manager and former property manager as an independent consultant, and was primarily responsible for managing a diverse portfolio of InvenTrust’s office, industrial and retail assets. Mr. Vance has more than 20 years of experience in commercial real estate and commercial real estate finance, including various positions prior to 2010 with GMAC Commercial Mortgage, Equity Residential, Deutsche Bank, Ernst & Young or their affiliates. Mr. Vance received a Master of Business Administration degree from the University of Michigan—Ann Arbor, a Juris Doctor from Loyola University of Chicago, and a Bachelor of Arts from the University of Michigan—Flint.

Mr. Vance’s qualifications to serve on our board of directors include his more than 20 years of experience in the real estate industry and his general expertise in commercial real estate. Further, as the Company’s President and Chief Executive Officer, Mr. Vance will provide our board of directors with valuable insight regarding our assets and operations. Mr. Vance is also very familiar with our portfolio based upon his experience with InvenTrust.

Paul Melkus, age 52, has served as a director since our Spin-Off on April 28, 2016. Mr. Melkus served as Global Head of Capital Markets - Real Estate and Infrastructure Department for Abu Dhabi Investment Authority, one of the world’s largest sovereign wealth funds, and as a member of its Executive Committee from 2012 until 2016. In this role, he was responsible for the development of financing strategy and management of lending relationships for Abu Dhabi Investment Authority’s global real estate investment portfolio. Mr. Melkus served as Senior Vice President – Capital Markets at General Growth Properties, Inc., a public REIT that owns, develops and operates shopping malls, from 2010 to 2011, as Director – Capital Markets at Deutsche Bank Asset Management from 2004 to 2009 and as Director - Capital Markets Investments at General Electric Capital Corporation from 1998 to 2004. Mr. Melkus has also consulted at Ernst & Young on a variety of capital markets and real estate related transactions and served as a securities analyst and asset manager at Northern Trust Company. Mr. Melkus is a graduate of DePauw University where he earned his Bachelor of Arts majoring in Economics and Management. He earned his Master of Science degree from the University of Wisconsin’s Real Estate Investment and Urban Economics program.

Mr. Melkus brings to our board of directors significant experience in investment analysis, deal structuring, capital raising, syndications and asset management. The board of directors also values his extensive experience in the real estate industry and in capital markets transactions.

R. David Turner, age 66, has served as a director since our Spin-Off on April 28, 2016. Mr. Turner has served as Vice President, Global Risk Management for Global Logistics Properties Limited, a provider of modern logistics facilities in China, Japan, Brazil and the United States, since January 2016. From July 2013 to January 2016, Mr. Turner provided risk management consulting services through Turner Risk Consulting LLC to various real estate enterprises, including InvenTrust, our former parent company. Also during this time, Mr. Turner served as an adjunct professor at North Park University from September 2014 to May 2015. From 2012 to July 2013, Mr. Turner served as Executive Vice President at First Nonprofit Insurance Company, a provider of property and casualty insurance products to non-profit organizations. Prior to that, from 2007 until 2012, Mr. Turner served as Senior Vice President, Global Risk Management at ProLogis, a real estate investment trust and owner of industrial real estate, and in various management positions, including, most recently, as Senior Vice President, at Equity Office Properties Trust, a publicly traded office building real estate company, from 1995 to 2007. Mr. Turner previously served as Insurance Committee Chairman of the National Association of Real Estate Investment Trusts, as a member of Affiliated FM’s Broker Advisory Council, and as a member of the Hawaii Captive Insurance Council. Mr. Turner has a Bachelor of Science in Business Administration and a Master of Business Administration degree with honors from The Ohio State University and the designation of Associate in Risk Management.

Mr. Turner contributes to our board of directors extensive knowledge and over 30 years of experience in the real estate industry and, in particular, risk management including risk identification, measurement and treatment. The board of directors also values his broad experience in both large public companies and privately held organizations.

Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Leadership
The board of directors does not have a policy on whether the role of the chairperson and chief executive officer should be separate or combined. The board of directors has currently determined that it is appropriate to separate these roles, with Mr. Vance serving as President and Chief Executive Officer and Mr. Turner serving as Chairman of the board of directors. The board of directors believes this current leadership structure best serves the objectives of the board of directors’ oversight of management, the board of directors’ ability to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance. The board of directors also believes the current separation of the chairman and chief executive officer roles allows Mr. Vance to focus his time and energy on operating and managing the Company, drawing on his historical knowledge of the Company and its portfolio, and also leverages Mr. Turner’s broad industry and risk management experience and perspectives. The board of directors will periodically review the leadership structure to determine whether it continues to best serve the Company and its stockholders.
During the fiscal year ended December 31, 2016, our board of directors held eight meetings. The audit committee held six meetings and the compensation committee held five meetings. No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees on which such director served during 2016. All of our directors expect to attend the Annual Meeting.
Our non-management directors meet regularly in executive sessions without the presence of any members of management. While we do not have a formal attendance policy, each of our directors are expected to make every effort to attend all meetings of the board of directors, meetings of the committees of which they are members and any meetings of stockholders.
Role of our Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process as well as strategic risks to the Company. Our board of directors administers this oversight function directly, with support from its two standing committees, the audit committee and the compensation committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our board of directors has established two standing committees: an audit committee and a compensation committee. The principal functions of each committee are briefly described below. Additionally, our board of directors may from time to time establish other committees to facilitate the board’s oversight of management of the business and affairs of the Company.
Our board of directors does not have a separately designated nominating committee, or a charter that governs the director nomination process, as it believes the full board of directors is well suited to consider potential director nominees.  As a result, the full board of directors performs the functions of a nominating committee, including identifying and selecting nominees for election at annual meetings of stockholders.  In selecting candidates, the board of directors considers the background and qualifications of the potential nominees, including, among other things, relevant experience, skills and knowledge as well as minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors.  The board of directors also considers all other factors it deems appropriate, which may include age, existing commitments to other businesses, other board service, potential conflicts of interest with other pursuits, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, diversity, composition and combined expertise of the existing board of directors.
Audit Committee

Messrs. Melkus and Turner are the members of the board’s audit committee with Mr. Melkus serving as Chair. Our board of directors has determined that Mr. Melkus qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The audit committee has oversight responsibilities regarding:

•	our accounting and financial reporting processes;

•	the integrity of our financial statements;

•	our systems of disclosure controls and procedures and internal control over financial reporting, when established;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	our overall risk exposure and management; and

•	reviewing and approving any transaction between us and a related person pursuant to our related person policy.
The audit committee is also responsible for engaging, evaluating, compensating, and overseeing an independent registered public accounting firm, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm and reviewing the adequacy of the auditing firm’s internal quality control procedures. The audit committee is also responsible for preparing the audit committee report required by SEC regulations to be included in our annual report.
Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.highlandsreit.com under the headings “Investor Relations — Governance Documents — Audit Committee Charter”.
Compensation Committee
Messrs. Turner and Melkus are the members of the board’s compensation committee, with Mr. Turner serving as Chair. The board of directors has determined that each of Mr. Turner and Mr. Melkus is a non-employee director as defined under Section 16 of the Exchange Act. The primary purposes of the compensation committee are to:

•	approve or recommend to our board of directors for consideration the compensation and benefits of our executive officers and key employees;

•	monitor and review our compensation and benefit plans;

•	administer our incentive compensation plans and programs and prepare recommendations and periodic reports to the board of directors concerning such matters;

•	prepare the compensation committee report required by SEC rules to be included in our annual report, if applicable;

•	prepare recommendations and periodic reports to the board of directors as appropriate; and

•	handle such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.
Our compensation committee was formed by our board of directors in April 2016 following our separation from InvenTrust. Prior to our separation from InvenTrust, we were a wholly owned subsidiary of InvenTrust and our compensation committee was not yet formed. As such, all compensation programs in effect at the time of our separation from InvenTrust were implemented by InvenTrust. Following the completion of our separation from InvenTrust, executive compensation decisions have been made by our compensation committee.
Our board of directors has adopted a written charter for our compensation committee, which is available on our website at www.highlandsreit.com under the headings “Investor Relations — Governance Documents — Compensation Committee Charter”.
Code of Ethics and Business Conduct
Our board of directors has adopted a code of ethics and business conduct that applies to our directors, officers and employees. Among other matters, our code of ethics and business conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of law or the code to appropriate persons identified in the code; and

•	accountability for adherence to the code of ethics and business conduct, including fair process by which to determine violations.
Any waiver of the code of ethics and business conduct for our directors or executive officers must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law.
Our code of ethics and business conduct is available on our website at www.highlandsreit.com under the headings “Investor Relations — Governance Documents — Code of Ethics and Business Conduct”.
Compensation Committee Interlocks and Insider Participation
During the Company’s fiscal year ended December 31, 2016, none of the current members of our compensation committee is, or has at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our board of directors or compensation committee.
Compensation of Directors
Director Compensation Program
On April 7, 2016, we adopted a compensation program for our non-employee directors which provides for annual retainer fees and awards of shares of our common stock. The program became effective as of April 28, 2016, the date of our separation from InvenTrust. The material terms of the program are described below:

Cash Compensation
Under the program, each non-employee director is entitled to receive an annual cash retainer of $150,000. The Chairman of the Board is entitled to receive an additional annual cash retainer of $10,000 for services as Chairman.
Equity Compensation
In addition to the cash retainers, each non-employee director received an award of fully vested shares of our common stock on the date of our separation from InvenTrust with a value equal to $50,000. In addition, each non-employee director who is initially elected at an annual meeting of our stockholders and each non-employee director who continues to serve as a non-employee director immediately following an annual meeting will be granted an award of fully vested shares of our common stock on the date of the annual meeting with a value equal to $50,000.
2016 Non-Employee Director Compensation Table
The following table sets forth the compensation awarded or paid to, or earned by, our non-employee directors during 2016. This table excludes Mr. Vance, who is an employee of the Company and does not receive compensation for his services as a director. All compensation paid to Mr. Vance in 2016 is reflected in the Summary Compensation Table.

Name	Fees Earned in Cash ($)(1)	Stock Awards ($)(2)	Total
R. David Turner	$120,000	$50,000	$170,000
Paul Andrew Melkus	$112,500	$50,000	$162,500
(1) Amounts reflect annual cash retainers earned for the portion of 2016 following our separation from InvenTrust.
(2) Amounts reflect the grant date fair value of common stock awards granted during 2016, computed in accordance with ASC Topic 718. For additional information regarding the assumptions used to calculate the value of such stock awards, please refer to Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the year ended December 31, 2016. Each non-employee director was granted 138,889 fully vested shares of our common stock during 2016. The number of shares granted to each non-employee director was determined by dividing (x) $50,000, by (y) $0.36, the estimated per share value of a share of our common stock as established by the board of directors on the date of our separation from InvenTrust.

ARTICLE III: EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our named executive officers for the fiscal year ended December 31, 2016:

Name and Principal Position	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard Vance President and Chief Executive Officer	$247,288	$1,150,000	$1,000,000	$9,131	$2,406,419
Robert Lange Executive Vice President and General Counsel	$185,692	$990,000	$750,000	$8,836	$1,934,528
Joseph Giannini Senior Vice President and Principal Accounting Officer	$134,885	$320,000	$—	$9,055	$463,940

(1)
Amounts represent base salary earned by our named executive officers for the portion of 2016 during which the executive was employed and compensated by us (April 28, 2016 through December 31, 2016 for Messrs. Vance and Giannini, and June 1, 2016 through December 31, 2016 for Mr. Lange).

(2)
Amounts represent (i) discretionary annual bonus awards earned by our named executive officers in 2016 under our annual bonus program, (ii) transaction bonuses payable to our named executive officers in recognition of their efforts in connection with our separation from InvenTrust, and (iii) a signing bonus paid to Mr. Lange in connection with his commencement of employment with the Company pursuant to the terms of his employment agreement, as follows:

Name	Annual Bonus	Transaction Bonus	Signing Bonus	Total
Richard Vance	$750,000	$400,000	$0	$1,150,000
Robert Lange	$540,000	$300,000	$150,000	$990,000
Joseph Giannini	$120,000	$200,000	$0	$320,000

See “Narrative Disclosure to Summary Compensation Table —2016 Bonuses” below for additional information regarding annual bonus awards paid to Messrs. Vance, Lange and Giannini.

(3)
For 2016, amounts reflect the full grant-date fair value of shares of our common stock granted under the Highlands REIT, Inc. 2016 Incentive Award Plan during 2016 in accordance with ASC Topic 718. For additional information regarding assumptions used to calculate the value of such awards, please refer to Note 12 to our consolidated financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
The following table sets forth the amount of each other item of compensation paid to, or on behalf of, our named executive officers in 2016 included in the “All Other Compensation” column. Amounts for each other item of compensation are valued based on the aggregate incremental cost to us, in each case without taking into account the value of any income tax deduction for which we may be eligible.

Name	Employer 401(k) Contribution	Short-term Disability Insurance	Long-term Disability Insurance	Life Insurance	Total
Richard Vance	$7,950	$368	$333	$480	$9,131
Robert Lange	$7,950	$276	$250	$360	$8,836
Joseph Giannini	$7,950	$368	$333	$403	$9,055

Narrative Disclosure to Summary Compensation Table
Base Salaries
Our named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each of the executives is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. 2016 annual base salary rates for Messrs. Vance, Lange and Giannini were $385,000, $340,000 and $210,000, respectively. The 2016 annual base salary rates for Messrs. Vance and Giannini were established by InvenTrust prior to our separation from InvenTrust, while the base salary rate for Mr. Lange was determined based on arm’s length negations between us and Mr. Lange in connection with his commencement of employment with us. The following table sets forth the annual base salaries for each of our named executive officers effective as of March 1, 2017. Such 2017 base salary rates were determined by our compensation committee based in part on the competitive analysis performed by Exequity of the compensation practices of companies in our peer group and reflect adjustments to market, especially for Mr. Vance.

Name	2017 Annual Base Salary
Richard Vance	$525,000
Robert Lange	$355,000
Joseph Giannini	$230,000

2016 Bonuses
In 2016, our named executive officers participated in an annual bonus program under which each of the executives was eligible to receive an annual cash performance bonus based upon company performance and each executive officers’ individual performance and contribution to our success, as determined by our compensation committee in its sole discretion. The threshold, target and maximum bonus levels for each of our named executive officers for 2016 were:

Name	Threshold Annual Bonus (% of annual base salary)	Target Annual Bonus (% of annual base salary)	Maximum Annual Bonus (% of annual base salary)
Richard Vance	50%	100%	200%
Robert Lange	50%	100%	200%
Joseph Giannini	20%	40%	60%
With the assistance of Exequity, our compensation committee performed a comprehensive review of Company and individual performance for 2016 in connection with its determination of annual cash performance bonuses for our named executive officers. Our annual bonus program is not based on, and our compensation committee’s review did not include an assessment of, any predetermined metrics, but instead was based on an evaluation of Company and individual performance, and included factors such as the success of the Company’s spin-off from InvenTrust, the transition to operating as a stand-alone public reporting company and further development of the Company’s strategic plan.
Based on this evaluation, our compensation committee determined that the performance of each of our named executive officers exceeded expectations, and correspondingly approved annual cash bonuses in excess of each executive officer’s target amount.

The actual annual cash performance bonuses paid to our named executive officers for 2016 performance are set forth in the column entitled “Annual Bonus” in the table included in Note (2) to the Summary Compensation Table above.
Each of the named executive officers received a transaction bonus in recognition of their efforts in connection with our separation from InvenTrust in the following amounts: Mr. Vance - $400,000; Mr. Lange - $300,000; Mr. Giannini - $200,000. Mr. Lange also received a $150,000 signing bonus in connection with his commencement of employment with the Company.
In 2017, our executive officers will again participate in an annual bonus program under which each of the executives will be eligible to receive an annual cash performance bonus based upon company performance and each executive officer’s individual performance and contribution to our success, as determined by our compensation committee in its sole discretion. The threshold, target and maximum bonus levels for each of our named executive officers for 2017 are:

Name	Threshold Annual Bonus (% of annual base salary)	Target Annual Bonus (% of annual base salary)	Maximum Annual Bonus (% of annual base salary)
Richard Vance	50%	100%	200%
Robert Lange	50%	100%	200%
Joseph Giannini	20%	40%	60%
Equity Compensation
In connection with our separation from InvenTrust Properties, we adopted the Highlands REIT, Inc. 2016 Incentive Award Plan (the “Incentive Award Plan”) in order to facilitate the grant of cash and equity incentives to directors and employees (including our named executive officers) and to enable our company to obtain and retain the services of these individuals, which is essential to our long-term success. In 2016, in an effort to align the interests of Messrs. Vance and Lange with those of our stockholders, we granted 2,777,778 and 2,083,334 fully vested shares of our common stock to Messrs. Vance and Lange, respectively, under the Incentive Award Plan. The number of shares granted to Messrs. Vance and Lange was determined by dividing (x) $1,000,000 or $750,000, respectively, by (y) $0.36, the estimated share value established by our board of directors on April 28, 2016.
On February 16, 2017, we granted 3,571,429, 1,285,714 and 714,286 fully vested shares of our common stock to Messrs. Vance, Lange and Giannini, respectively, under the Incentive Award Plan. The number of shares granted to Messrs. Vance, Lange and Giannini was determined by dividing (x) $1,250,000, $450,000 and $250,000, respectively, by (y) $0.35, the estimated share value established by our board of directors on January 4, 2017. Mr. Vance’s award reflects the committee’s assessment of his performance during 2016 after considering comparative market data, the committee’s desire to further align his interests with those of our stockholders and the $600,000 stock award contemplated by his employment agreement. The award to Mr. Lange represents the 2017 annual stock award contemplated by his employment agreement. See “Employment Agreements” below. In determining the size of Mr. Giannini’s 2017 special stock award, the committee gave particular consideration to the fact that Mr. Giannini did not receive an equity award in connection with our separation from InvenTrust or otherwise during 2016.
Other Elements of Compensation
We provide customary employee benefits to our full- and part-time employees, including our named executive officers, including medical and dental benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance, and group life insurance. We also participate in a 401(k) retirement savings plan. Under the 401(k) plan, employees, including our named executive officers, who satisfy certain eligibility requirements may defer a portion of their compensation, within prescribed tax code limits, on a pre-tax basis through contributions to the 401(k) plan. For 2016, we contributed 3% of each employee's salary, up to a maximum salary of $265,000, to our employees 401(k). These contributions are fully vested when made.
Employment Agreements
On April 14, 2016, prior to the completion of our separation from InvenTrust, we entered into an employment agreement with Mr. Vance (the “Vance Employment Agreement”). The Vance Employment Agreement became effective on the date of our separation from InvenTrust. Additionally, in connection with Mr. Lange’s commencement of employment with us, we entered into an employment agreement with Mr. Lange on June 1, 2016 (the “Lange Employment Agreement,” and together with the Vance Employment Agreement, the “Employment Agreements”).
Pursuant to the Employment Agreements, Mr. Vance will serve as President and Chief Executive Officer of the Company, and will be entitled to an initial annual base salary equal to $385,000. Mr. Lange will serve as Executive Vice President, General Counsel and Secretary of the Company, and will be entitled to an initial annual base salary equal to $340,000. Each executive will be eligible to receive an annual cash performance bonus based upon the achievement of performance criteria established by our board of directors or our compensation committee. Each executive’s target annual bonus will be no less than 80% of his respective annual base salary, with the threshold and maximum bonus levels to be determined on an annual basis. In the event of a change in control of Highlands during the employment period, each executive will be eligible to receive a pro-rated portion of his target annual bonus for the year in which the change in control occurs. Additionally, the Lange Employment Agreement provides that Mr. Lange shall be paid a one-time signing bonus equal to $150,000.
Pursuant to their respective Employment Agreements, Mr. Vance was granted an award of fully vested shares of our common stock having an aggregate value equal to $1,000,000, and Mr. Lange was granted an award of fully vested shares of our common stock having an aggregate value equal to $750,000. In addition, the Vance Employment Agreement provides that, not later than March 15, 2017, subject to Mr. Vance’s continued employment with Highlands, Mr. Vance will be granted an award of fully vested shares of our common stock having an aggregate value equal to $600,000 (which the compensation committee determined increase to $1,250,000, as discussed above), and the Lange Employment Agreement provides that, not later than March 15, 2017, subject to Mr. Lange’s continued employment with Highlands, Mr. Lange will be granted an award of fully vested shares of our common stock having an aggregate value equal to $450,000.
Under the Employment Agreements, if the executive’s employment is terminated by Highlands without “cause” or by the executive for “good reason” (each, as defined in the Employment Agreements), then the executive will be entitled to the following severance payments and benefits:

•
a lump-sum payment in an amount equal to a multiple of the sum of the executive’s annual base salary and target bonus for the year in which the termination occurs, payable within 60 days following the executive’s termination date; and

•	payment or reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for the executive and his dependents for up to 18 months after the termination date.
The cash severance multiple for a qualifying termination of the executive’s employment that does not occur in connection with a change in control of Highlands (as described below) is 1.5x. The cash severance multiple for a qualifying termination in the context of a change in control of Highlands will be determined based on the executive’s termination date, as follows:

Termination of Employment (All Dates Inclusive)	Change in Control Severance Multiple
Between the Effective Date and June 30, 2018	Three (3)
Between July 1, 2018 and December 31, 2018	Two and one-half (2.5)
Between January 1, 2019 and June 30, 2019	Two (2)
On or after July 1, 2019	One and one-half (1.5)
The change in control severance multiple will apply in the event of a termination by Highlands without cause or by the executive for good reason that occurs on the date of, or during the 24 month period following, a change in control of Highlands. In addition, in the event of a termination (other than by Highlands for cause, by the executive other than for good reason, or due to the executive’s death or becoming disabled) in connection with or by reason of a liquidation of Highlands or a sale, liquidation or other disposition or exit (including any trustee sale, foreclosure, default, or placement into receivership) of all or substantially all of our assets (in each case, in a single transaction or series of transactions), such termination will constitute a change in control termination for purposes of the Employment Agreements and any other agreement between the executive and Highlands, and any plan maintained by Highlands. The executive’s right to receive the severance or other benefits described above will be subject to the executive signing, delivering and not revoking a general release agreement in a form generally used by Highlands.
The Employment Agreements further provide that, to the extent that any payment or benefit received by the executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended (the “Code”), such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
Each Employment Agreement also contains a confidentiality covenant by the executive that extends indefinitely and an employee and independent contractor nonsolicitation covenant that extends during the executive’s employment and for a period of one year following his termination. The Employment Agreements also include a mutual non-disparagement covenant by the executive and us.
Change in Control Severance Agreement
On August 9, 2016, we entered into a Change in Control Severance Agreement (a “Severance Agreement”) with Mr. Giannini. The Severance Agreement provides for the payment of severance and other benefits to Mr. Giannini in the event of a termination of employment with the Company by the Company without “cause” or by Mr. Giannini for “good reason” on or within 24 months following a “change in control” (each as defined in the Severance Agreement). In the event of a qualifying termination, the Severance Agreement provides that Mr. Giannini will be entitled to receive the following:

•
A lump-sum cash payment in an amount equal to the sum of (x) 2.5 times the sum of Mr. Giannini’s annual base salary and prior year bonus plus (y) a pro-rated bonus for the year in which the termination occurs (calculated based on Mr. Giannini’s prior year bonus); and

•	Company-subsidized COBRA premium payments for up to 12 months following Mr. Giannini’s termination date.
Mr. Giannini’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of a general release of claims in favor of the Company, and his continued compliance with any confidentiality, non-solicitation, non-competition and similar covenants with respect to which Mr. Giannini is bound pursuant to any agreement with the Company.
In addition, in the event that any payment under the Severance Agreement, together with any other amounts paid to Mr. Giannini by the Company, would subject Mr. Giannini to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for Mr. Giannini.
Retention Bonus Plan
On August 9, 2016, we adopted the Highlands REIT, Inc. Retention Bonus Plan (the “Retention Bonus Plan”). Pursuant to the terms of the Retention Bonus Plan, each individual who is an employee of the Company immediately prior to the consummation of a “change in control” (as defined in the Retention Bonus Plan) of the Company will be entitled to receive a lump-sum cash payment in an amount equal to the employee’s annual base salary (the “Retention Bonus”). Our named executive officers are each eligible to participate in the Retention Bonus Plan.
A participant’s right to receive the Retention Bonus is subject to the executive’s continued compliance with any confidentiality, non-solicitation, non-competition and similar covenants with respect to which the participant is bound pursuant to any agreement with the Company. Additionally, under the Retention Bonus Plan, in the event that the Retention Bonus, together with any other amounts paid to the participant by the Company, would subject the participant to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the participant.

ARTICLE IV: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify our audit committee's appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the audit committee will take the results of the stockholder vote regarding KPMG’s appointment into consideration in future deliberations. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Highlands and our stockholders.
Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
Pursuant to the audit committee charter, the audit committee, or the chair of the audit committee, shall pre-approve any audit and non-audit service provided to the Company by the independent auditor, unless the engagement is entered into pursuant to appropriate preapproval policies established by the audit committee or if such service falls within available exceptions under SEC rules.
The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Highlands REIT, Inc. for the fiscal year ended December 31, 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
Prior to the Distribution on April 28, 2016, we were a wholly owned subsidiary of InvenTrust.  KPMG has audited our financial statements since the Distribution, and audited InvenTrust’s financial statements during 2015 and 2016.
In addition, KPMG also provided the following services in connection with the Spin-Off:  the audit of our annual financial statements and the financial statements of our subsidiaries that were included in our registration statement on Form 10, initially filed with the SEC on December 23, 2015 and subsequently amended (the “Form 10 Registration Statement”); limited review of unaudited quarterly financial information and unaudited pro forma financial information that was included in the Form 10 Registration Statement; review and consultation regarding filings with the SEC, including the Form 10 Registration Statement; and consultation on other financial and tax accounting and reporting matters.  The table below sets forth the fees billed by KPMG for services provided in 2016 and 2015. Pursuant to the Separation and Distribution Agreement with InvenTrust, which is further described below under the heading “Certain Relationships and Related Party Transactions – Agreements with InvenTrust”, InvenTrust is responsible for paying all costs and expenses incurred in 2015, including those audit and tax fees set forth in the table below. The following table presents fees for professional services rendered by KPMG for fiscal year 2016 and 2015.

	2016	2015
Audit Fees	$515,000	$1,075,000(1)
Tax Fees (2)	147,750	$113,000

The following are footnotes to the above table, in accordance with SEC definitions:
(1) Audit fees for 2015 consist of the review of the Form 10 Registration Statement and the audits of the 2012-2015 combined consolidated financial statements of the Company. All such fees were paid by InvenTrust.
(2) Tax fees are comprised of tax compliance and consulting fees.
Our audit committee reviewed and pre-approved all of these fees for professional services rendered by KPMG for 2016 in accordance with the audit committee charter.

ARTICLE V: REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles.
In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Audit Committee”, the audit committee has done the following things:

•
Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, reviewed and discussed with management and KPMG the Company’s audited consolidated financial statements.

•
Discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”), as adopted in Auditing Standard No. 1301 (Communications with Audit Committees), and any other matters required to be communicated to the committee by KPMG under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•
Evaluated KPMG’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and discussions with KPMG regarding its independence.

Based on the reviews and discussions with management and KPMG cited above, including the review of KPMG’s disclosures and letter to the audit committee and review of the representations of management and the reports of KPMG, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC.
Submitted by the members of the Audit Committee of the Board of Directors.

Audit Committee of the Board of Directors
Paul Melkus, Chairman
R. David Turner

*This report is not “soliciting material”, is not deemed filed with the SEC, and is not to be incorporated by reference into any Highlands filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE VI: STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information with respect to the beneficial ownership of our common stock as of March 30, 2017, by (i) each person who we believe is a beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, nominees and named executive officers, and (iii) all directors, nominees and executive officers as a group.
As of March 30, 2017, we had an aggregate of 868,137,867 shares of common stock outstanding.
Unless otherwise indicated, the address of each named person is c/o Highlands REIT, Inc., 332 S Michigan Avenue, Ninth Floor, Chicago, Illinois 60604. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Beneficial Owner	Number of Shares	% of Shares Outstanding(1)
Directors, Director Nominees and Named Executive Officers:
Richard Vance	3,424,100	*
Joseph Giannini	380,191	*
Robert Lange	1,805,295	*
Paul Melkus	138,889	*
R. David Turner	138,889	*
All Executive Officers and Directors as a Group (5 persons)	5,887,364	*

*	Indicates less than 1%

(1)	Based on 868,137,867 shares of our common stock outstanding as of March 30, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company for the fiscal year ended December 31, 2016, and written representations from our directors and officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater than 10% beneficial owners were complied with for the most recent fiscal year.

ARTICLE VII: CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Agreements with InvenTrust

Following the Spin-Off, we and InvenTrust operate separately, each as an independent public reporting company. We and InvenTrust entered into a Separation and Distribution Agreement that effectuated the separation and distribution. We and InvenTrust also entered into a Transition Services Agreement and an Employee Matters Agreement. The Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement provide a framework for our relationship with InvenTrust following the separation and provide for the allocation between Highlands and InvenTrust of InvenTrust’s assets, liabilities and obligations attributable to periods prior to, at and after our separation from InvenTrust.

Separation and Distribution Agreement

InvenTrust and Highlands entered into a Separation and Distribution Agreement prior to the distribution to effect the separation and provide for the allocation between us and InvenTrust of InvenTrust’s assets, liabilities and obligations attributable to periods prior to, at and after the separation. This agreement also governs certain relationships between us and InvenTrust after the separation. We refer to all of the assets owned by Highlands immediately following the separation as the “Highlands Portfolio”.

Pursuant to the Separation and Distribution Agreement, the direct and indirect subsidiaries of InvenTrust that hold the properties in the Highlands Portfolio were transferred to Highlands prior to the separation. Highlands assumed all liabilities relating to or arising out of the Highlands Portfolio. All other assets and liabilities relating to InvenTrust and its subsidiaries prior to the separation (including any liabilities relating to the properties previously owned and disposed by subsidiaries of Highlands) were retained by InvenTrust.

The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the distribution following the completion of the separation. On the distribution date, InvenTrust distributed 100% of the shares of Highlands common stock held by InvenTrust to holders of InvenTrust common stock as of the close of business on the record date for the Spin-Off on a pro rata basis. InvenTrust directed the distribution agent to distribute, on the distribution date, to each holder of InvenTrust common stock on the record date, one share of Highlands common stock for every one share of InvenTrust common stock held by such holder.

The Separation and Distribution Agreement also provides that Highlands and its affiliates release and discharge InvenTrust and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by InvenTrust in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. Similarly, the Separation and Distribution Agreement also provides that InvenTrust and its affiliates release and discharge Highlands and its affiliates from all liabilities existing or alleged to have existed at or before the separation, other than certain specified matters, including (i) liabilities expressly assumed by Highlands in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (ii) liabilities arising pursuant to indemnification or contribution obligations set forth in such agreements. These releases do not extend to obligations or liabilities under any agreements between the parties that remained in effect following the separation, which agreements include, but are not limited to, the Separation and Distribution Agreement, Transition Services Agreement, Employee Matters Agreement, and certain other agreements executed in connection with the separation.

Pursuant to the Separation and Distribution Agreement, Highlands will indemnify, defend and hold harmless InvenTrust and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by Highlands in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by Highlands or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement (iii) losses arising from third party claims relating to the separation and distribution and (iv) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the registration statement of which this Information Statement forms a part, other than specified information relating to and provided by InvenTrust (the “Specified InvenTrust Information”). Similarly, InvenTrust will indemnify, defend and hold harmless Highlands and its affiliates and each of their respective current or former stockholders, directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns from and against all liabilities relating to, arising out of or resulting from (i) the liabilities assumed by InvenTrust in the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement, (ii) any breach by InvenTrust or any of its subsidiaries of the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement and (iii) the Specified InvenTrust Information. InvenTrust and Highlands will not be deemed to be affiliates of the other for purposes for purposes of determining the above described indemnification obligations.

Highlands will also indemnify InvenTrust against all taxes related to us, our subsidiaries and our assets, including taxes attributable to periods prior to the separation and distribution. InvenTrust will indemnify us for any taxes attributable to InvenTrust’s or MB REIT’s failure to qualify as a REIT for any taxable year ending on or before December 31, 2016.

In addition, the Separation and Distribution Agreement provides that Highlands would have not less than $20.0 million in unrestricted cash at the time of the distribution. The parties will not solicit or hire the employees of the other for a period of one year following the separation. Otherwise, there are no restrictions on post-closing competitive activities. Other matters governed by the Separation and Distribution Agreement include access to financial and other information, confidentiality, access to and provision of records and general litigation support.

In the event of any dispute arising out of the Separation and Distribution Agreement, Transition Services Agreement or Employee Matters Agreement, InvenTrust and Highlands have agreed to negotiate in good faith for 30 days to resolve such dispute. If InvenTrust and Highlands are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.

The foregoing is a summary of the material terms of the Separation and Distribution Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Separation and Distribution Agreement, which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016.

Transition Services Agreement

InvenTrust and Highlands entered into a Transition Services Agreement prior to the distribution pursuant to which InvenTrust and its subsidiaries provided to Highlands, on an interim, transitional basis, certain legal, information technology, and financial reporting services and other assistance that is consistent with the services provided by InvenTrust to Highlands before the separation or that is designed to provide temporary assistance while Highlands developed its own stand-alone systems and processes and transitioned historical information and processes from InvenTrust to Highlands. The charges for the transition services generally were intended to allow InvenTrust to fully recover the costs directly associated with providing the services, plus all out-of-pocket costs and expenses. The fee for each of the transition services were based on a predetermined monthly amount for each service.

The liability of InvenTrust under the Transition Services Agreement is limited to the aggregate fees it received pursuant to the Transition Services Agreement. The Transition Services Agreement also provides that Highlands shall indemnify, defend and hold harmless InvenTrust from and against all losses arising from, relating to or in connection with the use of any services by Highlands or its affiliates, except to the extent such losses arise from, relate to or are a consequence of InvenTrust’s recklessness or willful misconduct.

The Transition Services Agreement terminated on December 31, 2016. The total amount that was paid to InvenTrust pursuant to the Transition Services Agreement was approximately $35,750.

The foregoing is a summary of the material terms of the Transition Services Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Transition Services Agreement, which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016.

Employee Matters Agreement

InvenTrust and Highlands entered into an Employee Matters Agreement in connection with the separation for the purpose of allocating between them certain assets, liabilities and responsibilities with respect to employee-related matters.

The Employee Matters Agreement governs InvenTrust’s and Highlands’ compensation and employee benefit obligations relating to current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and arrangements. The Employee Matters Agreement generally provides that, prior to or in connection with the separation, Highlands employees would cease to participate in employee benefit plans and programs maintained by InvenTrust, and from and after the separation, would participate in plans and programs maintained by Highlands for the benefit of its employees. In addition, the Employee Matters Agreement provides that, unless otherwise specified, InvenTrust is responsible for liabilities associated with employees who are employed by InvenTrust following the separation and former InvenTrust employees, and Highlands is responsible for liabilities associated with employees who are employed by Highlands following the separation and former Highlands employees.

The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees as between InvenTrust and Highlands, COBRA and disability coverage obligations, workers’ compensation, accrued paid time off, employee service credit, and the sharing of employee information. Highlands also caused the Highlands 401(k) plan to accept properly elected rollover distributions of Highlands employee accounts from the InvenTrust 401(k) plan (including plan loans), and InvenTrust made distributions (including plan loans) under the InvenTrust 401(k) plan to Highlands employees and former Highlands employees in accordance with the terms of the InvenTrust 401(k) plan and the applicable provisions of the Internal Revenue Code.

The foregoing is a summary of the material terms of the Employee Matters Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Employee Matters Agreement, which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016.

Statement of Policy Regarding Transactions with Related Persons

Our board of directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons, which we refer to as our “related person policy”. Our related person policy requires that management present to the audit committee any proposed “related person transaction” (defined as any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K)) had, has or will have a direct or indirect interest), including all relevant facts and circumstances relating thereto. The audit committee will review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s code of ethics and business conduct, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. Any related person transaction shall be consummated and shall continue only if the audit committee has approved or ratified such transaction in accordance with Section 2-419 of the MGCL, if applicable, or any successor provision thereto, the Company’s charter and bylaws and the guidelines set forth in the related person policy.

ARTICLE VIII: MISCELLANEOUS
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
This proxy statement for the Annual Meeting and the Annual Report for the fiscal year ended December 31, 2016, are available free of charge at www.proxy-direct.com/hig-28672. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Highlands REIT, Inc., Attention: Secretary, 332 S Michigan Avenue, Ninth Floor, Chicago, Illinois 60604 (phone: 855-377-0510). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.highlandsreit.com.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise.
Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.
ATTENDING THE MEETING
If you plan to attend the Annual Meeting, please pre-register. Please refer to Question 5 in Article I.
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion.
By Order of the Board of Directors
/s/ Richard Vance
Richard Vance
Director, President and Chief Executive Officer
Chicago, Illinois
April 7, 2017

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

Mail

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE
VOTE

VOTE IN PERSON
Pre-Register and Attend the Annual Meeting
Denver Marriott City Center
1701 California Street
Denver, CO 80202
on May 19, 2017

Please detach at perforation before mailing.

HIGHLANDS REIT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Highlands REIT, Inc. The undersigned hereby appoints Richard Vance and Robert Lange, in any capacity, with full power of substitution as proxy or proxies of the undersigned, to vote all shares of the above-referenced company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 19, 2017 at 9:00 a.m. (local time), at the Denver Marriott City Center, 1701 California Street, Denver, CO 80202, and any adjournment(s) or postponement(s) thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the proposals. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

HRI_28672_033017

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Highlands REIT, Inc. Annual Meeting of Stockholders to Be Held on May 19, 2017. The Proxy Statement, Annual Report and Proxy Card for this meeting are available at: https://www.proxy-direct.com/hig-28672

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A Proposals **The Board of Directors recommends a vote FOR proposals 1 & 2.**

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. To elect three directors that will hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualify. 01. Paul Melkus 02. R. David Turner 03. Richard Vance	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

B Authorized Signatures — This section must be completed for your vote to be counted — Sign and Date Below

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /		

xxxxxxxxxxxxxx HRI 28672 M xxxxxxxx